Exhibit 99.1

EXECUTION VERSION

LOCK-UP AGREEMENT

June 14th, 2021

Morgan Stanley & Co. LLC

Jefferies LLC

Cowen and Company, LLC

As representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Jefferies LLC 520 Madison Avenue New York, New York 10022

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) , Jefferies LLC (“Jefferies”) and Cowen and Company, LLC (“Cowen” and, together with Morgan Stanley and Jefferies, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with IO Biotech Aps, a Danish Anpartsselskab (“IO Biotech ApS”) or its successor or parent entity following a corporate conversion or any substantially similar transaction as described under the caption “Corporate Reorganization” in the Registration Statement and the final prospectus relating to the Public Offering (as defined below) (such conversion or transaction, the “Reorganization”) (together with IO Biotech ApS, the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The foregoing restrictions shall not apply to (a) any actions that the undersigned may be required to take or may be necessary to take in connection with the Reorganization; provided that any securities transferred pursuant to or otherwise affected by the Reorganization shall remain subject to the terms of this agreement, (b) transactions relating to shares of Common Stock or other securities acquired in (x) open market transactions after the completion of the Public Offering or (y) as part of the Public Offering (other than, if the undersigned is an officer or director of the Company, issuer-directed shares purchased in the Public Offering, which shall be subject to the foregoing sentence); provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of the Common Stock shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in the Public Offering or in such open market transactions, and if the undersigned is required to file a report under Section 16 of the Exchange Act in connection with such transfer during the Restricted Period, the undersigned shall include a statement in such report to the effect that the filing relates to the transfer or disposition of any shares of Common Stock purchased by the undersigned in the Public Offering or on the open market following the Public Offering; provided, further, that all necessary filings on Form 13F and all necessary filings under Schedule 13G or 13D regarding beneficial ownership shall be permitted, (c) transfers of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock as a bona fide gift, (d) transfers of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock to any trust or similar entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or if the undersigned is a trust, to any beneficiary of the undersigned (including such beneficiary’s estate), (e) distributions of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock to limited partners, general partners, members, stockholders, or other equityholders of the undersigned, (f) transfers of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock to the undersigned’s affiliates or to any investment fund or other entity that, directly or indirectly, controls or manages, is controlled or managed by, or is under common control or management with the undersigned, (g) transfers of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock to any nominee or custodian of a person or entity to whom a transfer or disposition would be permissible under clauses (c) through (f) above, (h) transfers of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock by will or intestate succession (including to the transferee’s nominee or custodian), (i) transfers of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock to the Company in connection with the exercise of options, warrants or other rights to acquire shares of Common Stock or any security convertible into or exercisable for shares of Common Stock of the Company by way of net exercise and/or to cover withholding tax obligations in connection with such exercise pursuant to an employee benefit plan, option, warrant or other right disclosed in the Prospectus; provided that the shares received upon exercise or settlement of the option are subject to the terms of this agreement, (j) transfers of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock pursuant to the automatic conversion of outstanding preferred stock or convertible notes of the Company into shares of Common Stock as described in the Prospectus; provided that such shares of Common Stock remain subject to the terms of this agreement, (k) transfers of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock by operation of law, including pursuant to a court or regulatory agency order, a settlement agreement, a qualified domestic order or in connection with a divorce settlement (including to any nominee or custodian of a person or entity to whom a transfer or disposition would be permissible), (l) transfers of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock to the Company pursuant to agreements described in the Prospectus under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares upon termination of service of the undersigned, (m) transfers of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock to a third party pursuant to a merger, consolidation, bona fide tender offer or other similar transaction made to all holders of shares of the Common Stock involving a change of control and approved by the Company’s board of directors; provided that in the event that such merger, consolidation, bona fide tender offer or other similar transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this agreement, or (n) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; provided that, with respect to each donee, trustee, distributee, or transferee, as applicable, (x) in the case of any transfer, disposition or distribution pursuant to clauses (c) to (h) above, such donee, trustee, distribute or transferee, as applicable, shall sign and deliver a lock-up agreement substantially in the form of this agreement, (y) (A) in the case of clauses (c) to (g) above, no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of the Common Stock shall be required or shall be voluntarily made (other than, in the case of a transfer or other disposition pursuant to clauses (e) or (f) above, any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition) and (B) in the case of clauses (h) to (m) above, any required filing under Section 16(a) of the Exchange Act shall state the reason for such transfer in the footnotes thereto and (z) the undersigned shall not otherwise voluntarily effect any public filing or report regarding such transfers during the

Restricted Period. As used in this lock-up agreement, “change of control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

[In the event that a release is granted by the Representatives to any officer, director or any other stockholder who is a party to a lock-up agreement, other than the undersigned, relating to the restrictions set forth above (each, a “Release” and, collectively, “Releases”), the same percentage of shares held by the undersigned (the “Pro-Rata Release”) shall be immediately, fully and irrevocably released in the same manner and on the same terms from any remaining restrictions set forth above on a pro rata basis; provided that such Pro-Rata Release shall not be applied to the extent that the aggregate percentage of the restricted securities subject to any such Release or Releases is less than or equal to 1% of the shares of Common Stock outstanding prior to completion of the Public Offering (calculated on an as-converted, fully-diluted basis and as of the close of business on the date set forth on the cover page of the Prospectus). The Representatives shall provide at least three business days’ written notice to the Company prior to the effective date of any such Release under this agreement (the effective date of such Release, the “Release Date”), stating the percentage of shares held by such person or entity to be released, with the understanding that the Company shall use commercially reasonable efforts to, prior to the Release Date, notify the undersigned that the same percentage of shares held by the undersigned as is held by the releasee shall be released from the restrictions set forth herein on the Release Date; provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives, the Underwriters or the Company. The undersigned acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives on behalf of the Underwriters of any such notice, which is a matter between the undersigned and the Company. The foregoing shall not apply to any release granted to a holder of Common Stock pursuant to a registration statement filed with the SEC, provided that the undersigned has been given an opportunity to participate with other selling stockholders in such public offering (a “Follow-On Offering”) on a pro rata basis on pricing terms that are no less favorable than the terms of the Follow-On Offering, and in the event the Underwriters make the determination to cut back the number of securities to be sold by selling stockholders in the Follow-On Offering, such cut back shall be applied to the undersigned on a basis consistent with all selling stockholders.]1

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives

[1]	To be included for major stockholders as defined as those owning 1% or more.

hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, if (i) either the Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (ii) the registration statement furnished to or filed with the Commission with respect to the Public Offering is withdrawn prior to the execution of the Underwriting Agreement, (iii) the Underwriting Agreement is not duly executed by December 31, 2021, or (iv) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours, Novo Holdings A/S

/s/ Emmanuelle Coutanceau, Partner
(Name)

Tuborg Havnevej 19 DK 2900 Hellerup Denmark
(Address)